                                                                    Exhibit 10.5
                                                                    ------------
EARTHWATCH INCORPORATED


                                    Contract
                                      for
                              Engineering Services
                                    between
                            Earthwatch Incorporated
                                      and
                                Ball Aerospace &
                            Technologies Corporation



                              Contract #9602-0117

         EarthWatch Incorporated: "An Imaging and Information Company"
-------------------------------------------------------------------------------
               1900 Pike Road, Longmont, Colorado USA 80501-6700
                      Tel: 303.682.3800 Fax: 303.682.3848

                                                  Contract #9602-0117

                       Table of Contents

Article 1      Services

Article 2      Price

Article 3      Payment

Article 4      Period of Performance

Article 5      Warranty

Article 6      Independent Contractor

Article 7      Indemnification

Article 8      Proprietary Information

Article 9      Access

Article 10     Delegation of Responsibility

Article 11     Force Majeure

Article 12     Termination

Article 13     Applicable Laws

Article 14     Arbitration

Article 15     Liability

Article 16     Assignment

Article 17     Entire Agreement

Article 18     No Third Party Beneficiaries

Article 19     Severability

                                                             Contract #9602-0117

This Contract is entered into this 1st day of March, 1996, by and between Earthwatch, Incorporated, a corporation organized and existing under the laws of the State of Delaware, having an office at 1900 Pike Road, Longmont, Colorado, 80501, (hereinafter referred to as "Earthwatch"), and Ball Aerospace and Technologies Corporation, a corporation organized and existing under the laws of the State of Delaware, having an office at 10 Longs Peak Drive, Broomfield, Colorado, 80021 (hereinafter referred to as "BATC").

                                  WITNESSETH
                                  ----------

WHEREAS, Earthwatch has a need for engineering and technical management support for integration and test of privately owned satellite remote sensing systems,

WHEREAS, BATC is willing to provide the engineering and technical management support to assist Earthwatch's technical staff,

WHEREAS, BATC has agreed with Earthwatch to provide technical assistance to Earthwatch for certain consideration,

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained, the parties hereby agree as follows:

Article 1 Services
------------------

BATC will provide and Earthwatch will pay for the engineering and technical management support required to assist Earthwatch in the integration and test of satellite remote sensing systems throughout the period of performance and in accordance with the terms and conditions of this contract. Such services shall be performed by individuals as employees of BATC, an independent contractor. BATC shall not provide Services under this Agreement, which are performed by its employees, in jurisdictions where such employees have not been admitted to practice such professional services or otherwise do not have a requisite professional license or certification. BATC shall determine both the staffing required and the particular personnel assigned to perform the Services. The work contemplated to be performed by BATC shall be at or about the Earthwatch facilities located in California and Colorado.

                                                  Contract #9602-0117

Article 2 Price
---------------

The price of the Services is exclusive of all sales, use, value added, excise, privilege, personal property or other taxes or duties occasioned by the use of the Services.

2.1  Labor
----------

All Labor charges shall be at BATC's actual labor costs plus burdens and profit at eight (8) percent. The following hourly rates represent the average selling price per labor hour for each of the available labor categories:

Engineering                       Production & Test
-------------------------------   -------------------------
Position          Avg Hrly Rate   Position    Avg Hrly Rate
--------          -------------   --------    -------------
Sr Mqr            $118.00         Sr Mgr            $113.00
Mgr               $ 98.00         Mgr               $ 95.00
Pr Eng'r          $103.00         Pr Eng'r          $100.00
Sr Eng'r          $ 83.00         Sr Eng'r          $ 88.00
Eng'r/TS2         $ 68.00         Eng'r/TS2         $ 68.00
Eng'r/TS1         $ 53.00         Eng'r/TS1         $ 57.00
Sr Adm/Sup        $ 75.00         Sr Adm/Sup        $ 73.00
Adm/Sup2          $ 54.00         Adm/Sup2          $ 63.00
Adm/Supl          $ 41.00         Adm/Supl          $ 44.00
Sr Tech           $ 47.00         Sr Tech           $ 52.00
Tech              $ 35.00         Tech              $ 36.00
Sr Insp           $ 45.00         Sr Insp           $ 44.00
Insp              $ 30.00         Insp              $ 31.00
Sr Dr/Gr          $ 46.00         Sr Plnr           $ 48.00
Sr Plnr           $ 46.00         Sr Mach           $ 55.00
Plnr              $ 36.00         Mach              $ 34.00
Sr Cler           $ 37.00         Sr Cler           $ 33.00
Cler              $ 31.00         Cler              $ 29.00
Pr Ass'y          $ 32.00

Sample Calculations (Engineering Category)
-------------------------------------------------
Sr Mgr                5 hrs x $118/hr = $590.00
Sr Eng'r               2 hrs x $83/hr = $166.00
Tech                  2.5 hrs x $35/hr = $87.50
-------------------------------------------------
                             Total = $843.50

                                                  Contract #9602-0117

2.2  Materials
--------------

All Material charges shall be at BATC's actual cost plus burdens at 143 percent. Profit shall not be included in Material charges.

Sample Calculations:
     3 electronic transistors @  $7.50 = $22.50
                                       X 1.43 burden
                                       ------
                                       $32.18

2.3  Other Direct Costs (ODC)
-----------------------------

ODC charges such as expenditures for telephone, mailing, computer time and miscellaneous expenses shall be charged at BATC's actual cost plus burdens at 126 percent. Profit shall not be included in ODC charges.

2.3.1  Travel

Travel costs including airfare, automobile rental, lodging, meals, and miscellaneous expense will be charged at BATC's actual costs as defined in BATC Directive and Procedure No. D & P 10.03, dated May 1, 1992 as amended, plus burdens at 126 percent. Profit will not be included in travel charges.

Article 3  Payment
------------------

Payment will be made by Earthwatch within net 30 days after the date of BATC's monthly invoice to:

          Ball Corporation
          10 Longs Peak Drive
          Broomfield, CO 80021

Article 4 Period of Performance
-------------------------------

The term of this Contract is from 1 March 1996 through 31 December 1996. Any work requested that will require performance beyond this date will require a written amendment to this contract.

                                                             Contract #9602-0117

Article 5  Warranty
-------------------

BATC AGREES TO PERFORM ITS SERVICES WITH THAT STANDARD OF CARE AND GOOD FAITH AS IT USES IN PERFORMING SERVICES FOR ITS OWN ACCOUNT. THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, GUARANTEES, DUTIES OR OBLIGATIONS, WHETHER EXPRESSED, IMPLIED OR STATUTORY, ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARISING OUT OF THIS CONTRACT OR THE SERVICES.

Article 6  Independent Contractor
---------------------------------

BATC shall not and shall not be deemed to, as a result of the performance of the work, supervise, direct or have control over the performance by Earthwatch or its lower tier subcontractors (if any) and vendors (if any) nor shall BATC have authority over or responsibility for means, methods, techniques, sequences or procedures of work selected by Earthwatch or its subcontractors and vendors or for any failure to comply with any contract requirements, laws, regulations, rules, ordinances or codes applicable to Earthwatch's work. BATC does not guarantee the performance of work by Earthwatch, its subcontractors and vendors; Earthwatch shall be solely responsible for the performance of its work in accordance with Earthwatch's contract with its customers and for the performance of Earthwatch's subcontractors and vendors in their respective contracts with Earthwatch.

Article 7  Indemnification
--------------------------

Earthwatch recognizes that it is solely responsible for its own performance, the performance of its subcontractors and any other consultants with respect to the Earthwatch business activities or any other use which may be made of the work furnished hereunder. Earthwatch hereby waives any claim it may have against BATC, its officers, directors, contractors, subcontractors, employees and agents, and agrees to indemnify and save BATC, its officers, directors, contractors, subcontractors, employees, and agents harmless from any and all claims, losses, lawsuits, damages, costs or expenses including reasonable attorneys' fees including without limitation claims by Earthwatch employees, arising from or relating to:

(a) the performance or nonperformance by BATC of the work or the furnishing by BATC of facilities, equipment or administrative and technical information or assistance hereunder, irrespective of whether such claim, loss, lawsuit, damage,

                                                  Contract #9602-0117

     cost or expense arises out of or is alleged to have arisen out of or caused by breach of warranty or otherwise, except in the case of BATC's gross negligence or willful misconduct;

(b) the use by Earthwatch of any technical information, administrative assistance, consultations or advice furnished by BATC or its employees that infringes or is alleged to infringe any patents, copyrights or other intellectual property rights owned by third parties;

(c) damage to property of BATC and its customers, and injuries, including fatal injury, to all persons arising out of or related to this Contract.

The provisions of this section shall survive rescission, termination, expiration or cancellation of this Contract.

Article 8  Proprietary Information
----------------------------------

Earthwatch and BATC understand that data or information disclosed by either party or any of its operating divisions to any employee during the performance of this agreement may be deemed to be Proprietary and Confidential to the disclosing party. Therefore, the parties undertake to treat and maintain such data in strict secrecy and confidence.

Data and information generated by BATC under the terms of this contract shall be considered Earthwatch Proprietary and marked accordingly. Earthwatch shall have exclusive right to use this data for other markets. Exclusive of the data and information generated under the terms of this agreement, Earthwatch and BATC understand that certain other data disclosed by either party may be deemed Proprietary and Confidential by that party.

This Article shall not restrict the use by either party of information which, as established by written documentation, is substantially in its entirety (i) publicly available from sources other than as a result of disclosure directly or indirectly by either party, (ii) obtained on a nonconfidential basis from a source other than the disclosing party which is entitled to disclose the information and/or (iii) independently developed by the receiving party without use of the other party's Proprietary data provided.

Both parties shall exercise all proper diligence and use every proper precaution to prevent any other party from having access to Proprietary data provided, however, that either party shall be entitled to disclose the Proprietary data to responsible consultants, advisors, vendors and suppliers of equipment, software and services who are necessary to carry out its business and the purposes of this Agreement and who have entered into nondisclosure

                                                  Contract #9602-0117

agreements with the receiving party in a form no less restrictive that the terms of this Article.

Both parties shall abide by all confidentiality obligations relating to third party information that may be included in the Proprietary data disclosed to the receiving party, provided that the receiving party is notified in writing or otherwise becomes aware of such confidentiality obligations prior to the time that the party fails to abide by such obligations, and shall indemnify and hold the other harmless form and against all claims, damages, losses, costs and expenses (including reasonable attorneys' fees) arising out of or alleged to have arisen out of either party's failure to do so, provided that the other party is notified in writing by the disclosing party or otherwise becomes aware of such confidentiality obligations prior to the time of the failure to abide by such obligations.

The provisions of this section shall survive rescission, termination, expiration or cancellation of this Contract.

Notwithstanding any provision of this agreement, Earthwatch shall have the exclusive right to use data and information developed by BATC for Earthwatch in commercial markets as defined in the Property Transfer Agreement dated January 27, 1995 and BATC shall have the right to use such data and information for all other uses and markets.

Article 9  Access
-----------------

Earthwatch agrees to grant access to representatives of BATC to its facilities and its employees, agents and consultants to provide the services provided for under this Agreement, if necessary.

Article 10 Delegation of Responsibilities
----------------------------------------

In consultation with Earthwatch, BATC may delegate its responsibilities and obligations hereunder from time to time as may be required in its discretion, but no such delegation shall operate to relieve either party from its responsibility for the faithful performance of this Agreement.

                                                             Contract #9602-0117

Article 11  Force Majeure
-------------------------

BATC or Earthwatch, as appropriate, shall be excused for failure to perform any part of this Agreement due to events beyond its control, including but not limited to: fire, storm, flood, earthquake, explosion, accident, acts of public enemy, riots and other civil disturbances, injunctions, transportation embargoes or delays, acts of God, failure of performance of third parties necessary to BATC's or Earthwatch's performance under this Agreement, or the laws or regulations of the federal, state or local government or branch or agency thereof; provided, however, no force majeure event shall excuse the obligation of the party claiming the benefit of a force majeure event from paying the applicable fees for any services provided by the other party.

Article 12 Termination
----------------------

Earthwatch may terminate BATC's assistance by giving thirty (30) days advance written notice to BATC, specifying the effective date upon which BATC's services are terminated. In such event, BATC shall be paid pursuant to the terms of this Contract for (a) all work performed up to the effective date of such termination, (b) for time and materials using the rates in Article 4 above, which may be incurred by BATC after the effective date of termination attributable to bringing BATC's work to an orderly conclusion. A proposal for
(b) above shall be submitted to Earthwatch within thirty (30) days of written notification of termination; such proposal when added to the work accomplished to date shall not exceed the total value of this Contract.

Article 13 Applicable Laws
--------------------------

This Contract shall be governed by and construed in accordance with the laws of the STATE OF COLORADO, U.S.A.

Article 14 Arbitration
----------------------

Any dispute or controversy arising out of, in connection with or in relation to this Contract will be determined and settled, at the election of either party made within sixty (60) days of receipt of written notice of the existence of any such dispute or controversy, by arbitration to be held in Denver, Colorado, in accordance with the rules then prevailing of the American Arbitration Association. Arbitration may be conducted by one arbitrator by mutual agreement of the parties or by three arbitrators, if the parties cannot so agree, with each party choosing one arbitrator and the chosen arbitrators choosing the third. Any award rendered therein shall be final and binding upon BATC

                                                             Contract #9602-0117

and Earthwatch and may be entered thereon in the appropriate state court of the State of Colorado for the City and County of Denver.

Article 15  Liability
---------------------

a) The sole remedy of Earthwatch for any claim relating to the performance or nonperformance of the Services or other obligations under this Contract shall be a refund by BATC to Earthwatch of any charges or fees paid for the applicable Services. It is expressly agreed that the Contract sets forth the sole and exclusive remedies available to Earthwatch and that BATC's liabilities are limited as set forth herein. BATC has neither granted nor assumed any other warranties, guarantees, duties, liabilities or obligations, either express, implied, statutory, at law or in equity.

b) BATC shall, under no circumstances, be liable for special, incidental, exemplary, punitive, or consequential damages, including, but not limited to, loss of profit or anticipated revenue, interest, loss of use, loss by reason of non-operation or service, cost of substitute materials or equipment, nonconforming or defective goods or services furnished hereunder or other such claims arising from any cause whatsoever, whether or not such loss or damage is based in contract, warranty, tort (including negligence), strict liability, indemnity or otherwise. Earthwatch shall indemnify and hold BATC harmless from any such damages as may be claimed by any direct or indirect customer of Earthwatch.

c) The total liability of BATC for all claims of any kind, whether based in contract, warranty, tort (including negligence), strict liability, indemnity or otherwise, arising out of, connected with or resulting from BATC's performance or breach of this Contract or from nonperformance of the goods or services furnished under this Contract, shall in no event exceed the total consideration for the goods and services furnished hereunder.

Article 16  Assignment
----------------------

Earthwatch shall not assign the Contract or any benefits arising therefrom without the prior written consent of BATC. This provision against assignment shall not apply to the sale or merger of either party with a third party.

Article 17  Entire Agreement
----------------------------

This Contract constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supercedes and cancels all previous agreements,

                                                  Contract #9602-0117

negotiations, commitments and/or representations made among the parties hereto either oral or in writing. This Contract cannot be altered, amended, modified or supplemented except by written instrument or instruments signed by respective duly authorized representatives of the parties hereto.

Article 18  No Third Party Beneficiaries
----------------------------------------

Each of the provisions of this Agreement is for the sole and exclusive benefit of the parties hereto assigned respectively, as their interests may appear, and shall not be deemed for the benefit of any other person or entity or group of persons or entities.

Article 19  Severability
------------------------

The provisions of this Contract shall be deemed to be severable, and any invalidity of any provision of this Contract shall not affect the validity of the remaining provisions of this Contract.

                                                 Contract #9602-0117

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their respective duly authorized representatives as of the date first above written.


EARTHWATCH, INCORPORATED


By:/s/ Richard N. Herring            2/29/96
   ---------------------------       -------
       Richard N. Herring            Date
       Chief Executive Officer



BALL AEROSPACE & TECHNOLOGIES CORPORATION

By:/s/ E. L. Vande Noord              3/4/96
   --------------------------         ------
       E. L. Vande Noord              Date
       Senior Vice President
       General Manager

                                   AMENDMENT 1
                                       to
                               CONTRACT 9602-0117
                                    between
           EARTHWATCH, INC. AND BALL AEROSPACE AND TECHNOLOGIES CORP.
                                    for the
                              ENGINEERING SERVICES

This Amendment incorporates the following changes to the Contract. The changes are identified by the relevant article number.

Article 2.1 is deleted in its entirety and replaced with the following:

2.1    Labor
------------

All labor charges shall be at BATC's actual labor costs plus burdens and profit at eight percent (8%)

Article 2.2 is amended as follows:

2.2    Materials
----------------

All material charges shall be at BATC's actual cost plus burdens of 19 percent (19%).

Sample calculations:

          3 electronic transistors @ $7.50 = $22.50
                            burden @   19% = $ 4.28
                                             ------
          Billable Amount                    $26.78

Article 4 is amended to extend the period of performance until December 31, 1997.

ARTICLE 4  Period of Performance
--------------------------------

The article is amended to extend the period of performance through 31 December 1997. The total period of performance now is from 1 March 1996 to 31 December 1997.

                                    1 of 2

                                                              Contract 9602-0117
                                                                     Amendment 1
                                                                        02/24/97

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of Monday, February 24, 1997.

EARTHWATCH, INCORPORATED

By: /s/ Richard N. Herring
   -----------------------------                 -------------------------------
   Richard N. Herring                            Date: February 24, 1997
   Chief Executive Officer

BALL AEROSPACE SYSTEMS DIVISION

By: /s/ George Niquette                          2/28/97
   -----------------------------                 -------------------------------
   George Niquette                               Date
   Manager, Contracts

                                    2 of 2

                                   AMENDMENT 2

                                       to

                               CONTRACT 9602-0117

                                    between

           EARTHWATCH, INC. AND BALL AEROSPACE AND TECHNOLOGIES CORP.

                                    for the

                              ENGINEERING SERVICES


This Amendment incorporates the following changes to the Contract. The changes are identified by the relevant article number.

Article 4 is amended to extend the period of performance until December 31, 1998.

ARTICLE 4 PERIOD OF PERFORMANCE
-------------------------------

The article is amended to extend the period of performance through 31 December 1998. The total period of performance now is from 1 March 1996 to 31 December 1998.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of Wednesday, February 4, 1998.

EARTHWATCH, INCORPORATED

By: /s/  Barbara S. Keller                      2/11/98
   -----------------------------                ------------------------------
                                                Date
BALL AEROSPACE SYSTEMS DIVISION

By: /s/ T.H. Lapotosky                          2/4/98
   -----------------------------                -------------------------------
   T.H. Lapotosky                               Date
   Director, Contracts &
   Government Compliance

                                   AMENDMENT 3

                                       to

                               CONTRACT 9602-0117

                                    between

           EARTHWATCH, INC. AND BALL AEROSPACE AND TECHNOLOGIES CORP.

                                    for the

                             ENGINEERING SERVICES


This Amendment incorporates the following changes to the Contract.

               Page 4
               Page 5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of Tuesday, February 17,1998.

EARTHWATCH, INCORPORATED

By: /s/ Barbara Keller                            3/6/98
   --------------------------------               ---------------------------
                                                  Date

BALL AEROSPACE SYSTEMS DIVISION

By: /s/ T.H. Lapotosky                            2/17/98
   --------------------------------               ---------------------------
   T.H. Lapotosky                                 Date
   Drector, Contracts &
   Government Compliance

                                                             Contract #9602-0117
                                                                 Amendment No. 3

Article 2     Price
-------------------

The price of the Services is exclusive of all sales, use, value added, excise, privilege, personal property or other taxes or duties occasioned by the use of the Services.

2.1    Labor
------------

All labor charges shall be at BATC's actual labor costs plus burdens and profit at eight (8) percent. The following hourly rates represent the average selling price per labor hour for each of the available labor categories:

1998 Labor Rates
---------------------------------------------------------------------------------------------------
Engineering                                       Production & Test

Position                         Avg. Hrly Rate   Position                           Avg. Hrly Rate
--------                         -------------    --------                           --------------
Senior Manager                      $142.23       Senior Manager                         $159.17
Manager                             $120.40       Manager                                $128.40
Principal Engineer                  $128.35       Principal Engineer                     $133.37
Senior Engineer                     $103.49       Senior Engineer                        $118.68
Engineer/Tech Spec 2                $ 82.24       Engineer/Tech Spec 2                   $ 91.61
Engineer/Tech Spec 1                $ 63.31       Engineer/Tech Spec 1                   $ 75.86
Senior Administrator/Supervisor     $ 92.67       Senior Administrator/Supervisor        $ 97.05
Administrator/Supervisor 2          $ 65.29       Administrator/Supervisor 2             $ 84.21
Administrator/Supervisor 1          $ 51.09       Administrator/Supervisor 1             $ 58.52
Senior Technician                   $ 61.56       Senior Technician                      $ 70.24
Technician                          $ 45.09       Technician                             $ 51.63
Senior Inspector                    $ 56.61       Senior Inspector                       $ 63.13
Inspector                           $ 39.60       Inspector                              $ 43.17
Senior Drafting/Graphics            $ 57.22       Senior Planner                         $ 65.34
Senior Planner                      $ 55.62       Senior Machinist                       $ 72.78
Planner                             $ 43.30       Machinist                              $ 52.54
Senior Clerical                     $ 45.16       Senior Clerical                        $ 48.65
Clerical                            $ 38.10       Clerical                               $ 39.04

Sample Calculations (Engineering Category)
------------------------------------------

                                     Hours                Rate                 Price
                                     -----                ----                 -----
Senior Manager                          5               $142.23              $  711.16
Senior Engineer                         2               $103.49              $  206.98
Technician                            2.5               $ 45.09              $  112.73
                                      9.5                                    $1,030.87
-----------------------------------------------------------------------------------------------------

                                                             Contract #9602-0117
                                                                 Amendment No. 3

2.2    Materials
----------------

All material charges shall be at BATC's actual costs plus burdens at 115 percent. Profit shall not be included in Material charges.

Sample Calculations:

     3 Electronic Transistors @  $7.50     $22.50
     Burden Factor                1.15       1.15
                                           ------
                                           $25.88
2.3    Other Direct Costs (ODC)
-------------------------------

ODC charges such as expenditures for telephone, mailing, computer time and miscellaneous expenses shall be charged at BATC's actual cost plus burdens at 124 percent. Profit shall not be included in ODC charges.

2.3.1   Travel

Travel costs including airfare, automobile rental, lodging, meals and miscellaneous expenses will be charged at BATC's actual costs as defined in BATC Directive and Procedures No. D&P 10.03, dated May 1, 1992 as amended, plus burdens at 124 percent. Profit shall not be included in travel charges.

Article 3    Payment
--------------------

Payment will be made by EarthWatch within net 30 days after the date of BATC's monthly invoice to:

          Ball Corporation
          10 Longs Peak Drive
          Broomfield, CO 80021

Article 4    Period of Performance
----------------------------------

The term of this Contract is from 1 March 1996 through 31 December 1998. Any work requested that will require performance beyond this date will require a written amendment to this contract.

                                   AMENDMENT 4

                                       to

                               CONTRACT 9602-0117

                                    between

           EARTHWATCH, INC. AND BALL AEROSPACE AND TECHNOLOGIES CORP.

                                    for the

                              ENGINEERING SERVICES


This Amendment incorporates the following changes to the Contract.

               Page 5


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of Tuesday, February 17,1998.


EARTHWATCH, INCORPORATED


   /s/ Herbert F. Satterlee III                    1/15/99
By:___________________________________________     ________________
   Herbert F. Satterlee III                        Date




BALL AEROSPACE SYSTEMS DIVISION


   /s/ T.H. Lapotosky                              8/17/98
By:___________________________________________     ________________
   T.H. Lapotosky                                  Date
   Director, Contracts & Government Compliance

                                  AMENDMENT 5

                                      to

                              CONTRACT 9602-0117

                                    between

          EARTHWATCH, INC. AND BALL AEROSPACE AND TECHNOLOGIES CORP.

                                    for the

                             ENGINEERING SERVICES


This Amendment incorporates the following changes to the Contract.

               Page 4, Article 2.1 "Labor"
               Page 5, Article 2.3 "Other Direct Costs (ODC)"
               Page 4, Article 4 "Period of Performance"

Entire Agreement. This Amendment, including the EXHIBITS hereto constitute the entire understanding of the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements or understandings. By signing this Amendment, each party represents to the other that it has the authority to sign this Amendment and this Amendment is enforceable against it in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives.


EARTHWATCH, INCORPORATED


   /s/ Herbert F. Satterlee III                    01/25/99
By:___________________________________________     ________________
   Herbert F. Satterlee III                        Date




BALL AEROSPACE SYSTEMS DIVISION


   /s/ T.H. Lapotosky                              1/25/99
By:___________________________________________     ________________
   T.H. Lapotosky                                  Date
   Director, Contracts & Government Compliance

Amendment No. 5
Contract #9602-0117
Page 2


2.1 Labor
---------

All Labor charges shall be a BATC's actual labor costs plus burdens and profit at eight (8) percent. The following hourly rates represent the average selling price per labor hour for each of the available labor categories:

1999 Labor Rates by Category with 1999 Applied pricing Rates

                                    Avg. Hourly                                     Avg. Hourly
     Engineering Position               Rate        Production & Test Position          Rate
     --------------------               ----        --------------------------          ----
Senior Manager                        $164.27      Senior Manager                     $196.24
Manager                               $149.90      Manager                            $170.75
Principal Engineer                    $147.81      Principal Engineer                 $178.15
Senior Engineer                       $119.14      Senior Engineer                    $142.46
Engineer/Tech. Spec 2                 $ 93.48      Engineer/Tech. Spec 2              $108.46
Engineer/Tech Spec. 1                 $ 73.23      Engineer/Tech. Spec 1              $ 89.86
Senior Administrator/Supervisor       $ 97.13      Senior Administrator/Supervisor    $115.27
Administrator/Supervisor 2            $ 77.20      Administrator/Supervisor 2         $ 98.02
Administrator/Supervisor 1            $ 62.97      Administrator/Supervisor 1         $ 74.13
Senior Technician                     $ 66.58      Senior Technician                  $ 83.77
Technician                            $ 52.85      Technician                         $ 59.79
Senior Inspector                      $ 64.56      Senior Inspector                   $ 77.34
Inspector                             $ 46.29      Inspector                          $ 55.31
Senior Drafting/Graphics              $ 69.23      Senior Planner                     $ 81.87
Senior Planner                        $ 61.87      Senior Machinist                   $ 91.89
Planner                               $ 51.50      Machinist                          $ 61.44
Senior Clerical                       $ 51.85      Senior Clerical                    $ 57.38
Clerical                              $ 40.46      Clerical                           $ 50.19

Sample Calculations (Engineering Category)

                               Hours               Rate                Price
                               -----               ----                -----
Senior Manager                    5              $164.27             $  821.35
Senior Engineer                   2              $119.14             $  238.28
Technician                      2.5              $ 52.85             $  132.12
                                ---                                  ---------
                                9.5                                  $1,191.75

2.3.1 Travel
------------

Travel costs including airfare, automobile rental, lodging, meals, and miscellaneous expense will be charged at BASD's actual costs as defined in BATC Directive and Procedure No. D&P 10.3, dated May 1, 1992 as amended, plus burdens at 126% plus profit at eight (8%) percent.

Article 4 - Period of Performance
---------------------------------

Change the first sentence to read: "The term of this Contract is from 1 March 1996 through 31 December 1999."

                                   AMENDMENT 6
                                       to
                               CONTRACT 9602-0117
                                    between
           EARTHWATCH, INC. AND BALL AEROSPACE AND TECHNOLOGIES CORP.
                                    for the
                              ENGINEERING SERVICES

This Amendment incorporates the following changes to the Contract as changed by Amendment 1 of 2 February 1997, Amendment 2 of 11 February 1998, Amendment 3 of 6 March 1998, Amendment 4 of 15 January 1999, and Amendment 5 of 25 January 1999. The changes are identified by the relevant article number. All other terms not noted as changed by this Amendment remain in force.

Article 1 Services, add the following subsection:

1.1 Service Orders.

Service Orders are issued for the performance of work under this contract and are incorporated into this Contract. Each service order will be dated, contain anticipated start and completion dates, include a Statement of Work, a list of deliverables, and a suggested funding profile. BATC's response is due within five (5) working days of issue and not later than five (5) working days prior to the start date to allow for a negotiation and agreement period. Each service order will be mutually agreed on by signature of both parties prior to completion and delivery.

Article 2 Price is amended as follows:

Article 2 Price.

All labor, material and other direct costs (ODC), including travel, shall be at BATC's actual costs plus burdens, and profit at 8%. The guideline average composite labor hour price is $138.00. This rate is for funding guidance and will be updated periodically to reflect actual prices.

Article 4 Period of Performance is amended as follows:

Article 4 Period of Performance.

Extend the period of performance through 31 December 2000. The total period of performance now is from 1 March 1996 to 31 December 2000.

                                    1 of 3

                                                              Contract 9602-0117
                                                                     Amendment 6

Article 20 Changes is amended as follows:

Article 20 Changes.

Changes to this Contract or any of its Service Orders shall be in writing and binding on the parties when signed by their respective authorized representatives.

Article 20.1

EarthWatch may direct changes within the general scope of the Contract that affect a Service Order.

Article 20.2

Changes that modify the completion, Statement of Work, or funding profile of a Service Order will be negotiated between the parties and result in mutually agreeable adjustments.

                                    2 of 3

                                                              Contract 9602-0117
                                                                     Amendment 6

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the date of the last signature below.


EARTHWATCH INCORPORATED


   /s/ Shawn Thompson                            1/6/00
By:_________________________________________     _________________
                                                 Date



BALL AEROSPACE & TECHNOLOGIES CORP.
AEROSPACE SYSTEMS DIVISION


   /s/ Raul A. Rossell                           01/05/2000
By:_________________________________________     _________________
   Raul A. Rossell                               Date
   Manager of Contracts
   Commercial Space Operations

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